UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2021

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 20, 2021, the Federal Agricultural Mortgage Corporation (“Farmer Mac”), Farmer Mac Mortgage Securities Corporation (“FMMSC”), a wholly-owned subsidiary of Farmer Mac, and the National Rural Utilities Cooperative Finance Corporation (“CFC”) entered into a Third Amended and Restated First Supplemental Note Purchase Agreement (the “Amended Agreement”), which amends and restates in its entirety the Second Amended and Restated First Supplemental Note Purchase Agreement dated as of February 26, 2018 (the “Original Agreement”) and previously filed as Exhibit 10.1 to Farmer Mac’s Quarterly Report on Form 10-Q filed on May 10, 2018 with the U.S. Securities and Exchange Commission (“SEC”). The parties entered into the Original Agreement and the Amended Agreement pursuant to the Amended and Restated Master Note Purchase Agreement, dated as of March 24, 2011 and previously filed as Exhibit 10.22 to Farmer Mac’s Quarterly Report on Form 10-Q filed on May 10, 2011 with the SEC, which governs the notes issued under the Amended Agreement by CFC and purchased by FMMSC. The Amended Agreement extends the borrowing period from January 11, 2022 to June 30, 2026 (with successive automatic one-year renewals without notice by either party to the contrary, subject to termination of the borrowing period by Farmer Mac or FMMSC upon 425 days' prior written notice).

CFC is the third-largest owner of Farmer Mac’s Class A voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 7, 2021 and filed with the SEC on that same date. The Amended Agreement described above was entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other business counterparties that do not have a related party relationship with Farmer Mac.

Item 3.02 Unregistered Sales of Equity Securities.
On May 20, 2021, Farmer Mac priced an offering of $125 million (5,000,000 shares) of 4.875% Non-Cumulative Preferred Stock, Series G (the “Preferred Stock”). The Preferred Stock has a par value of $25.00 per share and a liquidation preference of $25.00 per share. The net proceeds before expenses to Farmer Mac for the Preferred Stock upon settlement are expected to be approximately $121.5 million. Farmer Mac intends to use the net proceeds of the offering for general corporate purposes. The Preferred Stock is not convertible or exchangeable into any other class or series of equity of Farmer Mac. The settlement date for the Preferred Stock offering is expected to be May 27, 2021.

The Preferred Stock was offered in reliance on an exemption from registration under Section 3(a)(2) of the Securities Act of 1933, as amended, because Farmer Mac, a Congressionally chartered corporation, is supervised by and acting as an instrumentality of the United States pursuant to authority granted by Congress.

Item 7.01. Regulation FD Disclosure.
On May 20, 2021, Farmer Mac issued a press release to announce the pricing of the offering of the Preferred Stock. A copy of the press release is attached to this report as Exhibit 99 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

10.1	Third Amended and Restated First Supplemental Note Purchase Agreement dated May 20, 2021 between Farmer Mac, FMMSC, and CFC
99	Press Release dated May 20, 2021
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: May 20, 2021